UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2005 (June 14, 2005)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-10822	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1202
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01 Other Events.

On June 14, 2005, National Health Investors, Inc. issued a press release announcing its second quarter dividend. A copy of the press release is filed an Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By:/s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: June 15, 2005

Exhibit Index

Number	Exhibit
99	Press release, dated June 14, 2005

EXHIBIT 99

For Release: June 14, 2005

Contact: Gerald Coggin, Senior VP of Corporate Relations

Phone: (615) 890-9100

NHI To Pay Second Quarter Dividend of 45 Cents Per Share

MURFREESBORO, Tenn. - National Health Investors, Inc., (NYSE: NHI) announced today that it will pay a second quarter dividend of 45 cents per common share to shareholders of record on June 30 and payable on Aug. 10.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information, including NHI's most recent press releases, may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.